UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 4, 2022

Date of Report (Date of earliest event reported)

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor

Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2029 Notes Supplemental Indenture

On October 4, 2022, Caesars Entertainment, Inc. (the “Company”), U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Notes Trustee”), and the subsidiary guarantors party thereto entered into the First Supplemental Indenture, dated as of October 4, 2022 (the “Supplemental Indenture”), to the indenture, dated as of September 24, 2021 (the “2029 Notes Indenture”), executed and delivered by the Company and the subsidiary guarantors party thereto to the Notes Trustee. The Supplemental Indenture, among other things, gives effect to typographical corrections to the 2029 Notes Indenture relating to the Company’s covenants governing the incurrence of indebtedness and the making of restricted payments.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Term A Loan and Revolving Credit Facility

On October 5, 2022, the Company entered into a Third Amendment to Credit Agreement (the “Third Amendment”), which amends that certain Credit Agreement, dated as of July 20, 2020 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and U.S. Bank National Association, as collateral agent, pursuant to which the Company (a) incurred a senior secured term loan in an aggregate principal amount of $750.0 million (the “Term A Loan”) as a new term loan under the Credit Agreement, (b) amended and extended its existing senior secured revolving credit facility under the Credit Agreement (the “Revolving Credit Facility” and, together with the Term A Loan, the “Senior Credit Facilities”), (c) increased the aggregate principal amount of the Revolving Credit Facility to $2,250.0 million and (d) made certain other amendments to the Credit Agreement. Concurrently with the closing of the Senior Credit Facilities, the Company retired Caesars Resort Collection, LLC’s (“CRC”) existing revolving credit facility and used the proceeds of the Term A Loan to prepay $750.0 million of CRC’s existing term B loans due 2024.

The Senior Credit Facilities mature on January 31, 2028, subject to a springing maturity 91 days prior to the maturity date of certain long-term indebtedness of the Company and its subsidiaries if, on the date that is 91 days prior to the maturity of such other long-term indebtedness of the Company or its subsidiaries, the applicable long-term indebtedness remains outstanding. The Revolving Credit Facility includes a letter of credit sub-facility of $388.0 million (which is a part of and not in addition to the Revolving Credit Facility). The Term A Loan requires scheduled quarterly amortization payments in amounts equal to 1.25% of the original aggregate principal amount of the Term A Loan, with the balance payable at maturity. The Company may make voluntary prepayments of the Term A Loan at any time prior to maturity at par.

Borrowings under the Senior Credit Facilities bear interest at a rate equal to, at the Company’s option, either (a) a forward-looking term rate based on the secured overnight financing rate for the applicable interest period plus an adjustment of 0.10% per annum (“Adjusted Term SOFR”), subject to a floor of 0% or (b) a base rate (the “Base Rate”) determined by reference to the highest of (i) the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the United States, (ii) the federal funds rate plus 0.50% per annum and (iii) the one-month Adjusted Term SOFR plus 1.00% per annum, in each case, plus an applicable margin. Such applicable margin is 2.25% per annum in the case of any Adjusted Term SOFR loan and 1.25% per annum in the case of any Base Rate loan, subject to three 0.25% step-downs based on the Company’s net total leverage ratio. In addition, on a quarterly basis, the Company is required to pay each lender under the Revolving Credit Facility a commitment fee in respect of any unused commitments under the Revolving Credit Facility in the amount of 0.35% of the principal amount of the unused commitments of such lender, subject to three 0.05% step-downs based on the Company’s net total leverage ratio.

The Senior Credit Facilities are guaranteed by the material, domestic wholly-owned subsidiaries of the Company (subject to exceptions, which exceptions include CRC and its subsidiaries), and are secured by a pledge (and, with respect to real property, mortgage) of substantially all of the existing and future property and assets of the Company and the guarantors (subject to exceptions), including a pledge of the capital stock of the domestic subsidiaries held by the Company and the guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by the Company and the guarantors, in each case subject to exceptions. The Senior Credit Facilities are subject to customary mandatory prepayment provisions, covenants and events of default, including financial maintenance covenants requiring the Company to comply as of the last day of each fiscal quarter with (x) a maximum net total leverage ratio of 7.25x, stepping down to 6.50x on December 31, 2024 and (y) a minimum cash interest coverage ratio of 1.75x, stepping up to 2.00x on December 31, 2024; provided that, from and after the repayment in full of the Term A Loan, such financial maintenance covenants will be applicable solely to the extent that the Testing Condition (which is defined in the Credit Agreement as 25% utilization of the Revolving Credit Facility (excluding certain letters of credit)) is satisfied and excluding any period in which a Covenant Suspension Period (as defined in the Credit Agreement) is occurring.

A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of October 4, 2022, among Caesars Entertainment, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee

10.1*	Third Amendment to Credit Agreement, dated as of October 5, 2022, by and among Caesars Entertainment, Inc., the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: October 5, 2022	By:	/s/ Bret Yunker
Bret Yunker
Chief Financial Officer